As filed with the Securities and Exchange Commission October 15, 2018

Registration No. 333-[*]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BANK OF MARIN BANCORP

(Exact name of registrant as specified in its charter)

California	20-8859754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

504 Redwood Boulevard, Suite 100

Novato, California 94947

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

BANK OF MARIN

2017 EQUITY PLAN

(Full title of plan)

Russell A. Colombo

President and Chief Executive Officer

Bank of Marin Bancorp

504 Redwood Blvd., Suite 100

Novato, CA  94947

(Name and address of agent for service)

(415) 763-4520

(Telephone number, including area code, of agent for service)

Copies of communications to:

John F. Stuart, Esq.

Kenneth E. Moore, Esq.

Stuart | Moore | Staub

641 Higuera Street

Suite 302

San Luis Obispo, CA  93401

(805) 545-8590

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☒
Non-accelerated filer	☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, no par value	450,000	(3)	$78.50	$35,325,000	$4,282

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the plan to which this registration relates by reason of any anti-dilution provisions, stock dividend, stock split, recapitalization or any other similar transaction or action taken effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act. The computation with respect to unissued awards is based upon the average high and low sale prices of the registrant’s common stock as reported on the Nasdaq Capital Market on October 11, 2018.

(3) On June 30, 2017 the Registrant registered 118,668 shares under its 2017 Equity Plan, on Form S-8 filed with the Securities and Exchange Commission, File No. 333-219067. Pursuant to this Registration Statement, the Registrant is registering an additional 450,000 shares of stock under the 2017 Equity Plan.

EXPLANATORY NOTE

Registration of Additional Securities

This Registration Statement on Form S-8 is being filed to register additional shares of the Registrant’s common stock to be issued under its 2017 Equity Plan (the “Plan”). Shares of the Registrant’s common stock to be issued pursuant to the Plan were originally registered pursuant to a registration statement on Form S-8 (File No. 333-219067) (the “Original Registration Statement”).  On May 22, 2018, the shareholders of the Registrant approved an amendment to increase the number of shares of common stock available under the 2017 Equity Plan by 450,000 shares.  Presently, only 70,248 of the original 118,668 Shares of common stock remain available for grant.  Accordingly, the amendment increased the aggregate shares available under the 2017 Equity Plan to 568,668, leaving a total of 520,248 shares available for future grants.

In accordance with Instruction E of Form S-8, the contents of the Original Registration Statement are hereby incorporated by reference into this Registration Statement to the extent that it presents information not otherwise presented herein.

Part I    Information Required in the Section 10(a) Prospectus

Information required by Part I is incorporated by reference from the Registration Statement on Form S-8 (File No. 333-219067) filed with the Securities and Exchange Commission on June 30, 2017.

Part II   Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference.

(a)         The registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2017, Commission File Number: 001-33572, filed on March 15, 2018.

(b)         The registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed on May 8, 2018 and August 7, 2018, respectively.

(c)          The registrant’s current reports on Form 8-K filed by the registrant with the SEC on January 3, 2018, January 22, 2018, April 3, 2018, April 23, 2018, May 10, 2018, May 24, 2018, July 3, 2018, July 23, 2018, July 24, 2018, and October 2, 2018 and the registrant’s Definitive Proxy Statement on Form DEF 14A filed with the SEC on April 17, 2018.

(d)         The description of the registrant’s common stock contained in the registrant’s Registration Statement on Form S-3 filed with the Commission under section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) on October 26, 2009, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and be part thereof from the date of filing of such documents.

Item 4.   Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Information required by Item 6 is incorporated by reference from registration statement on Form S-8 (File No. 333-219067) filed with the Securities and Exchange Commission on June 30, 2017.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit
Number	Description

4.1*	2017 Equity Plan, as Amended

5.1*	Opinion of Stuart | Moore | Staub regarding legality of the securities covered by the Registration Statement

23.1*	Consent of Stuart | Moore | Staub (included in Exhibit 5.1)

23.2*	Consent of Moss Adams, LLP

*     Filed herewith

Item 9. Undertaking

Information required by Item 9 is incorporated by reference from registration statement on Form S-8 (File No. 333-219067) filed with the Securities and Exchange Commission on June 30, 2017.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California on October 12, 2018.

BANK OF MARIN BANCORP

/s/ Russell A. Colombo
Russell A. Colombo
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 12, 2018.

Signature	Capacity

/s/ Brian M. Sobel	Chairman of the Board
BRIAN M. SOBEL

/s/ Russell A. Colombo	President and Chief Executive Officer
RUSSELL A. COLOMBO

/s/ Tani Girton	Executive Vice President and
TANI GIRTON	Chief Financial Officer

/s/ Steven I. Barlow	Director
STEVEN I. BARLOW

/s/ James C. Hale	Director
JAMES C. HALE

/s/ Robert Heller	Director
ROBERT HELLER

/s/ Norma J. Howard	Director
NORMA J. HOWARD

/s Kevin Kennedy	Director
KEVIN KENNEDY

/s/ William H. McDevitt, Jr.	Director
WILLIAM H. MCDEVITT, JR.

/s/ Leslie Murphy	Director
LESLIE MURPHY

/s/ Joel Sklar	Director
JOEL SKLAR, MD